SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 11, 2006

Level 3 Communications, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	47-0210602
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado	80021
(Address of principal executive offices)	(Zip code)

720-888-1000

(Registrant’s telephone number including area code)

Not applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c)  under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Item 2.03   Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant

On January 13, 2006, Level 3  Communications, Inc. (the “Company”) entered into an indenture (the “Indenture”) with The Bank of New York, as trustee, in connection with the Company’s issuance of up to $1,230,272,000 in aggregate principal amount of the Company’s 11.50%  Senior Notes due 2010 (the “Notes”) as part of its previously announced private exchange offers to exchange any and all of its issued and outstanding 9 1/8% Senior Notes due 2008, 11% Senior Notes due 2008 and 10 ½% Senior Discount Notes due 2008 that are held by eligible holders in a private placement for cash and a maximum of $1,230,272,000 aggregate principal amount of the Notes (the “Exchange Offers”).  In connection with the closing of the Exchange Offers, on January 13, 2006, the Company issued $691,717,000 aggregate principal amount of Notes as well as paid $46,313,597.00 of cash consideration in exchange for the old notes exchanged in the Exchange Offers.

The Exchange Offers were made only to qualified institutional buyers and institutional accredited investors inside the United Sates and to certain non-U.S. investors located outside the United States.

The Notes are senior unsecured obligations of the Company, ranking equal in right of payment with the old notes not tendered in the exchange offers as well as all other senior unsecured obligations of the Company.  The Notes will mature on March 1, 2010, and will bear interest at a rate per annum equal to 11.50%.  Interest on the Notes will be payable on March 1 and September 1 of each year, beginning on September 1, 2006.  The Company may redeem some or all of the Notes at any time on or after March 1, 2009, at 100% of their principal amount plus accrued interest.

The Notes have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

On January 13, 2006, the Company and The Bank of New York as Trustee, entered into a registration rights agreement (the “Registration Agreement”) regarding the Notes pursuant to which the Company will file an exchange offer registration statement with the Securities and Exchange Commission.

The Indenture is filed as Exhibit 4.1 to this Form 8-K and incorporated herein by reference.  The descriptions of the material terms of the Indenture are qualified in their entirety by reference to such exhibit.

The Registration Agreement is filed as Exhibit 4.2 to this Form 8-K and incorporated herein by reference.  The descriptions of the material terms of the Registration Agreement are qualified in their entirety by reference to such exhibit.

Item 8.01.  Other Events

On January 11, 2006, the Company issued a press release announcing the final results of its previously announced private exchange offers to exchange any and all of its issued and oustanding 9 1/8% Senior Notes due 2008, 11% Senior Notes due 2008 and 10 ½% Senior Discount Notes due 2008 that are held by eligible holders for up to $1,230,272,000 in aggregate principal amount of its new 11.50% Senior Notes due 2010 plus specified cash consideration.

A press release relating to that announcement is attached hereto as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

4.1           Indenture, dated January 13, 2006, among Level 3 Communications, Inc. and The Bank of New York.

4.2           Registration Agreement, dated January 13, 2006, among Level 3 Communications, Inc. and The Bank of New York (as Trustee of the 11.50% Indenture dated January 13, 2006).

99.1        Press Release, dated January 11, 2006, of Level 3 Communications, Inc. relating to the final results of the private debt exchange offer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Level 3 Communications, Inc.

January 17, 2006	By:	/s/ Neil J. Eckstein
Date	Neil J. Eckstein, Senior Vice President